UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2005

HEALTH BENEFITS DIRECT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	333-123081	98-0438502
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Gateway Drive, Pompano Beach, FL		33069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 944-4447

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.           Completion of Acquisition or Disposition of Assets

On November 23, 2005, Darwin Resources Corp. (“Darwin”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Darwin, Health Benefits Direct Corporation, a privately held Delaware corporation (“HBDC”), and HBDC II, Inc., a newly formed wholly-owned Delaware subsidiary of Darwin (“Acquisition Sub”). Upon the closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub was merged with and into HBDC, and HBDC became a wholly-owned subsidiary of Darwin. Pursuant to the terms of the Merger Agreement, HBDC’s name changed to “HBDC II, Inc.” and, Darwin changed its name to Health Benefits Direct Corporation.

Non-Employee Directors Stock Option Plan

On November 18, 2005, HBDC’s stockholders approved the Company’s 2005 Non-Employee Directors Stock Option Plan (the “Directors Plan”). Effective November 23, 2005, the Directors Plan was assumed by Darwin and approved by written consent of a majority of Darwin stockholders. The Directors Plan, filed as Exhibit 10.2 to the Current Report on Form 8-K, filed November 30, 2005, as adopted is being filed herewith as Exhibit 10.1 to this Form 8-K/A.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Merger, Darwin adopted the financial statements of HBDC. As a result of adopting the financial statements of HBDC, the financial statements of Darwin will hereafter utilize a different fiscal year from that used in Darwin’s most recent filing with the Securities and Exchange Commission prior to the Merger. The Registrant’s fiscal year end hereafter shall be December 31.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description
10.1	Health Benefits Direct Corporation 2005 Non-Employee Directors Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2005	HEALTH BENEFITS DIRECT CORPORATION

By: /s/ Scott Frohman
Scott Frohman
Chief Executive Officer